EXHIBIT 23.1



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   Bion Environmental Technologies, Inc.
   New York, New York

        We hereby consent to the incorporation by reference in the previously filed open Registration Statements on Form S-8 (Nos. 333-06407, 333-58159, 333-93353, 333-38704, 333-72330 and 333-85642) of Bion Environmental
   Technologies, Inc. and Subsidiaries of our report dated August 23, 2002 relating to the consolidated financial statements of Bion Environmental Technologies, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2002.


   /s/ BDO Seidman, LLP
   BDO Seidman, LLP
   New York, New York
   September 25, 2002